Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

August 6, 2008	Contact: Christian E. Rothe
Director, Strategic Planning and Development
(217) 228-8224
GARDNER DENVER, INC. ACQUIRES ASSETS OF BEST AIRE:
Transaction Assists Gardner Denver in Pursuing Aftermarket Revenues
QUINCY, IL (August 6, 2008) – Gardner Denver, Inc. (NYSE: GDI) announced today that it has acquired substantially all of the assets of Best Aire, Inc. (“Best Aire”), a U.S. distributor of compressed air and gas products, serving the Ohio market through its headquarters in Millbury, Ohio, with additional distribution operations in Kalamazoo, Michigan and Indianapolis, Indiana.
“Gardner Denver intends to increase its focus on aftermarket sales and service, including adding distribution channels, if necessary, to enhance our ability to better serve our end users worldwide,” said Barry L. Pennypacker, President and Chief Executive Officer of Gardner Denver. “I am very pleased to add Best Aire to Gardner Denver’s compressor operations in North America. This business provides a good base business in Ohio, Indiana, and Michigan that will allow for expansion of product lines and aftermarket parts and service to a critical customer base in the Midwestern U.S.”
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2007. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Gardner Denver, Inc., with 2007 revenues of $1.9 billion, is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.gardnerdenver.com).